UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2020 (September 28, 2020)
HEALTHCARE TRUST OF AMERICA, INC.
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP
(Exact name of registrant as specified in its charter)

Maryland	(Healthcare Trust of America, Inc.)	001-35568	20-4738467
Delaware	(Healthcare Trust of America Holdings, LP)	333-190916	20-4738347
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320,	Scottsdale,	Arizona	85254	(480)	998-3478
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.htareit.com
(Internet address)
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HTA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Healthcare Trust of America, Inc.	☐	Emerging growth company
Healthcare Trust of America Holdings, LP	☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Trust of America, Inc.	☐
Healthcare Trust of America Holdings, LP	☐

Item 1.01.	Entry into a Material Definitive Agreement.
On September 28, 2020, Healthcare Trust of America Holdings, LP (the “Operating Partnership”), the operating partnership subsidiary of Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA” and together with the Operating Partnership, the “Company”) issued $800 million in aggregate principal amount of the Operating Partnership’s 2.000% Senior Notes due 2031 (the “2031 Notes”) in a public offering (the “Offering”) through underwriters for whom Wells Fargo Securities, LLC, Jefferies LLC, J.P. Morgan Securities LLC, and U.S. Bancorp Investments, Inc. acted as representatives (the “Representatives”) pursuant to an underwriting agreement, dated September 14, 2020, among the Operating Partnership, HTA and the Representatives.
The Operating Partnership offered the 2031 Notes at 99.196 % of the principal amount thereof. The 2031 Notes are general unsecured and unsubordinated obligations and rank equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured and unsubordinated indebtedness, including the Operating Partnership’s 3.70% Senior Notes due 2023 (the “2023 Notes”), 3.50% Senior Notes due 2026 (the “2026 Notes”), 3.75% Senior Notes due 2027 (the “2027 Notes”) and 3.10% Senior Notes due 2030 (the “2030 Notes”), and senior in right of payment to any of the Operating Partnership’s subordinated indebtedness. As a result, the 2031 Notes are effectively subordinated in right of payment to all of the Operating Partnership’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of the Operating Partnership’s subsidiaries. The 2031 Notes bear interest at the rate of 2.000% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2021. The 2031 Notes will mature on March 15, 2031.
The 2031 Notes were issued pursuant to an indenture, dated as of September 28, 2020 (the “2031 Notes Indenture”), as among the Operating Partnership, as issuer, HTA, as guarantor, and U.S. Bank National Association, as trustee. The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to incur additional indebtedness, requirements to maintain a pool of unencumbered assets and requirements to maintain insurance with financially sound and reputable insurance companies.
The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by HTA. However, HTA will be automatically and unconditionally released and discharged from its guarantee obligations upon the release of all guarantees by HTA of the 2023 Notes, the 2026 Notes, the 2027 Notes, the 2030 Notes and the Operating Partnership’s $1,300.0 million unsecured revolving credit and term loan facility, the Operating Partnership’s $200 million unsecured term loan and any additional guarantees by HTA of senior unsecured indebtedness.
The 2031 Notes are redeemable at the Operating Partnership’s option and in its sole discretion, at any time or from time to time prior to December 15, 2030, in whole or in part, at a redemption price equal to the greater of:

▪100% of the principal amount of the Notes being redeemed; or

▪the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date at the adjusted treasury rate (determined in accordance with the applicable Indenture) plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, the Operating Partnership will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its Notes for redemption).

Notwithstanding the foregoing, if the 2031 Notes are redeemed on or after December 15, 2030, the redemption price will be equal to 100% of the principal amount, plus accrued and unpaid interest thereon to the applicable redemption date.
The 2031 Notes Indenture provides that the following events are considered events of default, which may result in the accelerated maturity of the 2031 Notes issued under such Indenture, including:

▪a default for 90 days in the payment of any installment of interest under such Notes;

▪a default in the payment of the principal amount or redemption price due with respect to such Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of such Notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

▪the Operating Partnership’s failure to comply with any of its other agreements in such Notes or the Indenture upon receipt by the Operating Partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of such Notes then outstanding and the Operating Partnership’s failure to cure (or obtain a waiver of) such default within 90 days after the Operating Partnership receives such notice;

▪failure to pay any indebtedness for money borrowed by the Operating Partnership, HTA or any of the Operating Partnership’s Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the original issue date of the 2031 Notes) in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding 2031 Notes); provided, however, that $50.0 million will be replaced by $35.0 million for so long as any of the 2026 Notes or 2023 Notes are outstanding; and

▪certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, HTA or any of the Operating Partnership’s Significant Subsidiaries or any substantial part of their respective property.
The 2031 Notes Indenture, filed as Exhibit 4.1 hereto, is incorporated by reference herein. The foregoing description of the 2031 Notes Indenture, the 2031 Notes and the guarantees of the 2031 Notes by HTA is qualified in its entirety by reference to the Indenture and the form of Notes and guarantee of the 2031 Notes therein.
McDermott Will & Emery LLP issued an opinion as to certain tax matters with respect to the Offering, which opinion is filed as Exhibit 8.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

4.1
2031 Notes Indenture, dated as of September 28, 2020, among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc. and U.S. Bank National Association, as trustee, including the form of 2.000% Senior Notes due 2031 and the guarantee thereof.

5.1	Opinion of Venable LLP.
5.2	Opinion of McDermott Will & Emery LLP.
8.1	Opinion of McDermott Will & Emery LLP as to certain tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consents of McDermott Will & Emery LLP (included in Exhibits 5.2 and 8.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

Date: September 28, 2020	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: September 28, 2020	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman